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                                                                       Exhibit 3

Promissory Note Due May 14, 2010 of PMM GCG Investment LLC.




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                             SECURED PROMISSORY NOTE

US$ 5,400,000                                                      May 14, 2001
                                                         Hampton, New Hampshire


           FOR VALUE RECEIVED, the undersigned (the "BORROWER") hereby promises to pay to PAUL M. MONTRONE (the "HOLDER"), or registered assigns, the principal amount of US$ 5,400,000 on May 14, 2010, with interest (computed on the basis of a 360-day year for the actual number of days elapsed) on the unpaid balance of the principal amount of this Note at a rate of 4.77% per annum (the "INTEREST RATE"), from the date hereof, payable annually in arrears on each December 31 (the "INTEREST PAYMENT DATE"), until such unpaid balance shall become due and payable (whether at maturity, by declaration or otherwise), and with interest on any overdue principal and (to the extent permitted by applicable law) on any overdue interest at a rate per annum equal to the Interest Rate plus 2% rate. Payments of principal and interest shall be made, at the option of the Borrower, in (I) lawful money of the United States of America for payment of public and private debts ("U.S. CURRENCY") at the bank or other financial institution, or at such other location, in the United States of America as shall be designated by the Holder in writing to the Borrower, or (II) Eligible Securities (free and clear of all pledges, encumbrances, liens or other security interests), with the Fair Market Value of such Eligible Securities being equal to the principal or interest being paid, at the address of the Holder set forth in this Note or at such other location in the United States of America as shall be designated by the Holder in writing to the Borrower.

           "ELIGIBLE SECURITIES" means any security, including, but not limited to, shares of the capital stock of The General Chemical Group Inc. and GenTek Inc., each a Delaware corporation. "FAIR MARKET VALUE" of an Eligible Security means (I) in the case of an Eligible Security listed or admitted to trading on any national securities exchange or automated quotation system in the United States of America, the amount equal to the last sale price of such security, regular way, on the date such determination of value is made, or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange or automated quotation system on which the Eligible Security is then listed or admitted to trading, or (II) in the case of an Eligible Security that is not then listed or admitted to trading on any national securities exchange or automated quotation system in the United States of America, the fair value thereof (A) determined by an agreement between the Borrower and the Holder, or (B) if the Borrower and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Borrower and by an independent investment banking firm retained by the Holder, or (C) if the Borrower or the Holder shall fail so to retain an independent investment banking firm within five (5) Business Days of the retention of such firm by the Borrower or the



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Holder, as the case may be, determined solely by the firm so retained, or (D) if the firms so retained by the Borrower and the Holder shall be unable to reach a joint determination within fifteen (15) Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms.

         1. PAYMENTS-IN-KIND OF INTEREST. Notwithstanding the interest payment provisions contained in the first paragraph of this Note, to the extent the Borrower shall not make any payment of interest on this Note in U.S. Currency or Eligible Securities on any Interest Payment Date, an amount equal to the interest payable on such Interest Payment Date but not paid in U.S. Currency or Eligible Securities shall be added to the principal payable hereunder and shall bear interest as provided herein. Prior to any transfer of this Note, the Holder shall endorse on the Schedule annexed hereto, as principal owing hereunder, an amount equal to the amount of such interest which, as provided above, shall have been added to the principal payable hereunder on any Interest Payment Date, but the failure by the Holder to make any such endorsement shall not, however, affect the obligations of the Borrower to the Holder hereunder.

         2. PREPAYMENTS. The Borrower may, at its option, prepay at any time all or any portion of the principal amount of this Note then outstanding, together with all accrued interest thereon through the date of such prepayment, without premium.

         3. PLEDGE AGREEMENT. The Borrower's obligations under this Note are secured by the pledge of certain securities pursuant to a Pledge Agreement, dated as of the date hereof (as the same may from time to time be modified, amended, supplemented or restated, the "PLEDGE AGREEMENT"), between the Borrower and the Holder.

         4. EVENTS OF DEFAULT. An event of default (an "EVENT OF DEFAULT") shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be effected voluntarily or involuntarily, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental body):

                  (a) a default in the payment of any interest or principal of this Note whenever it becomes due and payable (whether at maturity or any date fixed for prepayment or by declaration or otherwise) and a failure to cure such default within fifteen (15) days after notice thereof; or

                  (b) a default in the performance or breach of any covenant, representation or warranty of the Borrower contained in the Pledge Agreement; or

                  (c) the Borrower's (I) application for or consent to the appointment of a receiver, trustee, custodian or liquidator of any of its property, (II) admission in


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         writing of his inability to pay its debts as they mature, (III) making of a general assignment for the benefit of creditors, (IV) adjudication as a bankrupt or insolvent or being the subject of an order for relief under Chapter 13 of the United States Bankruptcy Code or (V) filing a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, insolvency, readjustment of debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or

                  (d) the entry of an order, judgment or decree, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of the Borrower, and such order, judgment of decree continuing unstayed and in effect for a period of ninety (90) days.

           Upon the occurrence of and Event of Default, the Holder may declare the outstanding principal amount of this Note, together with all interest accrued thereon, to be forthwith due and payable, whereupon such principal amount and interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

           No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, and the assertion or employment of any right or remedy by the Holder hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy by the Holder.

         5. BUSINESS DAYS. If any payment is scheduled to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day with the same effect as if made on the date otherwise due. "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York.

         6. HOLDER'S BOOKS AND RECORDS. The books and records of the Holder shall, absent manifest error, be conclusive as to all amounts and determinations payable or made hereunder.

         7. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when

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delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid, to the below listed parties at the following addresses:

         (i)      if to the Holder, to him at:
                  Liberty Lane
                  Hampton, New Hampshire 03842; and

         (ii)     if to the Borrower, at the
                  address set forth at the end of this Note

or to such other address as either party shall have last designated by notice to the other party. All such notices and communications shall be deemed to have been received on the earlier of the date of receipt and the third business day after the date of mailing thereof.

         8. RESTRICTIONS ON TRANSFER. This Note is a registered Note and is transferable only upon surrender to the Borrower of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing. References in this Note to "HOLDER" shall mean the person in whose name this
Note is at the time registered on the register kept by the Borrower, and the Borrower may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.

         9. AMENDMENTS. This Note may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing, duly signed by or on behalf of the Holder and the Borrower.

         10. WAIVER. The Borrower, for itself and its legal representatives and successors, hereby expressly waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of this Note.

         11. NO SET-OFF. This Note is not subject to set-off for any amounts for any reason.

         12. EFFECT OF DELAY OR OMISSION; REMEDIES. No extension of time for payment or delay, omission or waiver on the part of the Holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Holder, nor shall any extension, delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.


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         13. COSTS OF COLLECTION. The Borrower will pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the Holder in enforcing this Note or its rights under the Pledge Agreement, dated as of May 14, 2001, between the Holder and the Borrower, or the obligations hereby or thereby evidenced, to the extent permitted by law.

         14. GOVERNING LAW. This Note shall be construed and enforced in accordance with the laws of the State of New York.


         15. HEADINGS. The section headings hereof are for convenience of reference only and shall not be deemed to construe or affect the meaning of any of the provisions hereof.






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           IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

                                     PMM GCG INVESTMENT LLC



                                     By:/S/ PAUL M. MONTRONE
                                        --------------------
                                         Paul M. Montrone, as Manager


                                         Mailing Address:
                                         Liberty Lane
                                         Hampton, New Hampshire 03842






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                                                                SCHEDULE TO NOTE


                         CALCULATION OF PRINCIPAL AMOUNT

                     Interest
                     Deferred and
                     Constituting
                     Principal              Payments              Notation
Date                 Hereunder              Hereunder             Made by
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